UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Earliest Event Reported: December 4, 2008

TYCO INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-13836	98-0390500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Second Floor, 90 Pitts Bay Road

Pembroke, HM 08, Bermuda

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 441-292-8674

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  On December 4, 2008, the Board of Directors of Tyco International Ltd. (the “Company”) determined that it was in the best interests of the Company to terminate the Director Deferred Compensation Plan (the “Plan”) effective as of December 4, 2008.

The Plan previously allowed each non-employee Director to make an election to defer some or all of his or her cash remuneration for that year, which could be invested into funds that attempt to mirror the investment results of funds available under the Company’s 401(k) retirement savings and investment plans.

Each non-employee Director will continue to receive a compensation package from the Company for his or her service on the board of directors.  A Director who is also an employee of the Company will continue to receive no additional remuneration for services as a Director.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD.
(Registrant)

	By:	/s/ John S. Jenkins, Jr.
John S. Jenkins, Jr.
Vice President and Corporate Secretary
Date: December 10, 2008

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